UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 8, 2008

                           ALBANY INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)

         Delaware                     1-10026                    14-0462060
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(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

                      1373 Broadway, Albany, New York 12204
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (518) 445-2200

                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

                                (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

                               (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))


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Item 8.01. Other Events.

Albany International Corp. (the "Company") issued a news release on May 4, 2008 announcing an agreement to sell its global Albany Filtration Technologies ("AFT") business and plans to reduce manufacturing capacity in Australia. The sale of AFT will be to All Filtration Technologies Australia Pty Ltd. for $45 million, subject to contractual closing adjustments. The reduction of manufacturing capacity in Australia includes the consolidation of press and fiber cement operations and the shutdown of high-performance door manufacturing. These actions are part of an ongoing, company-wide effort to streamline operations in order to efficiently balance the Company's manufacturing capacity with demand.

Discussions with labor representatives are expected to begin shortly. Until they are concluded, the Company is unable reasonably to estimate the costs expected to be incurred in connection with these plans. The Company will disclose the amount, type and timing of these costs promptly after they are determined.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 News Release dated May 4, 2008.


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                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ALBANY INTERNATIONAL CORP.

                                       By:  /s/ Michael C. Nahl
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                                       Name: Michael C. Nahl
                                       Title: Executive Vice President and
                                              Chief Financial Officer

Date: May 4, 2008


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                                  EXHIBIT INDEX

Exhibit No.                 Description
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99.1                        News Release dated May 4, 2008